Exhibit 10.24

     AMENDMENT NO. 1, dated January 28, 2008, to that certain Employment Agreement dated January 1, 2004 (the "Employment Agreement"), by and between Startech Environmental Corporation, a Colorado corporation (the "Company"), and Joseph F. Longo (the "Executive").

     WHEREAS, the Company and the Executive desire to clarify the original intent and understanding between them as to certain provisions of the Employment Agreement relating to payments to be made by the Company to the Executive upon termination of the Executive's employment with the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The parties hereto acknowledge and agree that Section 6(b) of the Employment Agreement is amended in its entirety and replaced with the following language:

          "(b) In addition to the rights set forth in Section 6(a) above, in the event the Executive's employment is terminated pursuant to the events specified in clauses (ii) or (iii) of Section 5(a) hereof and including, for purposes of this Section 6(b), as a result of constructive termination of employment by the Company, then, upon the expiration of the Severance Period, the Company agrees to provide the following additional termination benefits:

               (i) pay the Executive an amount equal to $97,500 per annum until the Executive's death and, assuming the Executive's spouse is alive at the time of the Executive's death, then to the Executive's spouse, an amount equal to $48,750 per annum until the death of the Executive's spouse; and

               (ii) provide lifetime gap medical insurance premiums for the
                    Executive and the Executive's spouse to cover expenses not covered by Medicare or Medicaid, to the extent such coverage is available on commercially reasonable terms."

     2. The parties hereto hereby agree that all references in the Employment Agreement to the "Employment Agreement" shall include this Amendment No. 1 to the Employment Agreement.

     3. Except as expressly amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect in accordance with the original terms thereof.

     4. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions.

     5. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend, or describe the scope or intent of any provision hereof.

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     6. The Employment Agreement, as amended by this Amendment No. 1, shall constitute the final, complete, and exclusive statement of the agreement with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein and therein. In the event of any inconsistency between the terms of this Amendment No. 1 and the Employment Agreement, this Amendment No. 1 shall govern.

     7. This Amendment No. 1 may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

















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     IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Amendment No. 1 to the Employment Agreement as of the date first above written.



                                            STARTECH ENVIRONMENTAL CORPORATION



                                            By:/s/ Peter J. Scanlon
                                               -----------------------
                                               Peter Scanlon
                                               Chief Financial Officer,
                                               Treasurer and Secretary




                                               /s/ Joseph F. Longo
                                               -----------------------
                                               JOSEPH F. LONGO, the Executive











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